Exhibit 99.1

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS REACHES TENTATIVE AGREEMENTS WITH
IBEW & CWA UNIONS REPRESENTING 2,500 MEMBERS

PORTLAND, MAINE (March 24, 2008) – FairPoint Communications, Inc. (NYSE:FRP) today announced it has reached tentative agreements with the T-9 Council of the International Brotherhood of Electrical Workers (IBEW) and Communications Workers of America (CWA), the two unions representing the approximately 2,500 employees who will be continuing employment after FairPoint’s acquisition of Verizon Communications’ landline and certain related operations in Maine, New Hampshire and Vermont. The transaction is expected to close on March 31, 2008.

All parties involved in the negotiations were able to come to acceptable terms on a number of key provisions, including wage and pension increases for active employees, healthcare benefits for active employees and retirees, and 401(k) improvements.

“We are pleased we have reached an agreement with the IBEW and CWA because of the crucial role the employees represented by these organizations play in providing excellent customer service.  This agreement lays the foundation for good relationships going forward.  We’re looking forward to closing the transaction and welcoming these employees into the FairPoint family,” said Peter Nixon, president of FairPoint Communications.

”This long-term agreement is a big step in alleviating the apprehension of our membership in changing companies. Now that this is out of the way, we can concentrate on making the transition in the three northern states as seamless as possible for our customers,” said Peter McLaughlin, chairman of IBEW SCT-9.

“CWA is very pleased with the agreement we’ve been able to work out with FairPoint,” said Chris Shelton, District 1 vice president.  “We know the members we represent are the best in the world at what they do.  With their experience and expertise and FairPoint’s commitment to improving service to Maine, New Hampshire and Vermont, the future looks bright for telecommunication in northern New England.”

Both agreements are subject to ratification by the respective union’s membership.

About FairPoint
FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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